UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2006

America First Apartment Investors, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49986	470858301
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Suite 100, 1004 Farnam Street, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(402) 557-6360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2006, Belvedere Apartments Limited Partnership (the 'Partnership'), a wholly-owned subsidiary of America First Apartment Investors, Inc., entered into a Sale and Purchase Agreement (the 'Sale Agreement') by and between the Partnership and Brady Sullivan Properties, LLC, a New Hampshire limited liability company under which the Partnership has agreed to sell the Belvedere Apartments, a 162 unit complex located in Naples, Florida for $23,166,000. The Sale Agreement is subject to customary closing conditions and is expected to close in the second quarter of 2006.

There are no material relationships between America First Apartment Investors, Inc. or the Partnership and Brady Sullivan Properties, LLC.

Item 8.01 Other Events.

On May 2, 2006, the Registrant issued a press release announcing an agreement to sell the Belvedere Apartments. A copy of the press release is being furnished herewith as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(10) Sale and Purchase Agreement dated April 27, 2006, by and between the Partnership and Brady Sullivan Properties, LLC, a New Hampshire limited liability company.

(99) Press releases dated May 2, 2006, announcing America First Apartment Investors, Inc.'s agreement to sell the Belvedere Apartments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America First Apartment Investors, Inc.

May 2, 2006	By:	/s/ John H. Cassidy

Name: John H. Cassidy
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10	Sale and Purchase Agreement dated April 27, 2006, by and between the Partnership and Brady Sullivan Properties, LLC, a New Hampshire limited liability company.
99	Press releases dated May 2, 2006, announcing America First Apartment Investors, Inc.'s agreement to sell the Belvedere Apartments.